EXHIBIT 3.1

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Affordable Residential Communities Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

The undersigned, James J. Hanks, Jr., whose address is c/o Venable LLP, 2 Hopkins Plaza, Suite 1800, Baltimore, Maryland 21201, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

Affordable Residential Communities Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o Venable LLP, 2 Hopkins Plaza, Suite 1800, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., whose post office address is c/o Venable LLP, 2 Hopkins Plaza, Suite 1800, Baltimore, Maryland 21201. The resident agent is a citizen of and resides in the State of Maryland.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1  Number and Qualification of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be eleven, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the

“MGCL”) nor more than 15. The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

Scott D. Jackson

John G. Sprengle

Todd M. Abbrecht

James L. Clayton

J. Markham Green

Michael Greene

Thomas M. Hagerty

Randall A. Hack

Eugene Mercy, Jr.

Charles J. Santos-Buch

Scott A. Schoen

Subject to the provisions of this Section 5.1, these directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the next annual meeting of stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

Section 5.2  Extraordinary Actions.  Except as specifically provided in Section 5.8 (relating to removal of directors) and in Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3  Authorization by Board of Stock Issuance.  The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Corporation (the “Charter”) or the Bylaws.

Section 5.4  Preemptive Rights and Appraisal Rights.  Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.5 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

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Section 5.5  Indemnification.  The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6  Determinations by Board.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

Section 5.7  REIT Qualification.  The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; provided, however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.8  Removal of Directors.  Subject to the rights of holders of one or more classes or series of Preferred Stock (as defined herein) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

ARTICLE VI

STOCK

Section 6.1  Authorized Shares.  The Corporation has authority to issue 120,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”),

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10,000,000 shares of Special Voting Stock, $.01 par value per share (“Special Voting Stock”), and 10,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $1,200,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2  Common Stock.  Subject to the provisions of Article VII, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 6.3  Special Voting Stock.

Section 6.3.1  Dividends and Distributions.  The holders of shares of Special Voting Stock shall not be entitled to any regular or special dividend payments. Without limiting the foregoing, the holders of shares of Special Voting Stock shall not be entitled to any dividends or other distributions declared or paid with respect to the shares of Common Stock or any other stock of the Corporation.

Section 6.3.2  Voting Rights.  The holders of shares of Special Voting Stock shall have the following voting rights:

(a)           Subject to the provisions for adjustment set forth in this Section 6.3.2, each share of Special Voting Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. The holders of shares of Special Voting Stock shall vote collectively with the holders of shares of Common Stock as one class on all matters submitted to a vote of stockholders of the Corporation, and, except as expressly set forth in Section 6.3.8 hereof, the holders of shares of Special Voting Stock shall have no other voting rights, as a separate class or other otherwise, including any rights to vote as a class with respect to any extraordinary corporate action such as a merger, consolidation, dissolution, liquidation or the like.

(b)           In the event that the Corporation shall (i) declare or pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding shares of Common Stock in shares of Common Stock, (ii) split or subdivide its outstanding shares of Common Stock or (iii) effect a reverse stock split or otherwise combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such case, the number of votes per share of Special Voting Stock to which the holders of Special Voting Stock were entitled immediately prior to the completion of any such event shall be adjusted by multiplying such number by a fraction, (x) the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination had occurred as of such time) and (y) the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination.

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Section 6.3.3  Pairing.  The Corporation shall not issue or agree to issue any shares of Special Voting Stock to any person unless effective provision has been made for the simultaneous issuance by Affordable Residential Communities LP, a Delaware limited partnership (the “Operating Partnership”), to the same person of the same number of Paired Common Units (as defined in the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time (the “Partnership Agreement”)), and for the pairing of such shares of Special Voting Stock and Paired Common Units in accordance with the Pairing Agreement (the “Pairing Agreement”), dated as of the date hereof, by and between the Corporation and the Operating Partnership. Until the limitation on transfer provided for in Section 1 of the Pairing Agreement shall be terminated in accordance with the terms of the Pairing Agreement:

(a)           No share of Special Voting Stock shall be transferable, and no such share shall be transferred on the stock transfer books of the Corporation, except in accordance with (i) the provisions of the Pairing Agreement and (ii) the provisions of Article XI of the Partnership Agreement.

(b)           A legend shall be placed on the face of each certificate representing ownership of shares of Special Voting Stock referring to the restriction on transfer set forth herein and in the Pairing Agreement.

Section 6.3.4.  Reacquired Shares.  Any shares of Special Voting Stock acquired by the Corporation or the Operating Partnership in any manner whatsoever (including any shares acquired by the Corporation or the Operating Partnership as contemplated by Section 8.6.F(8) of the Partnership Agreement) shall be cancelled automatically, shall cease to be outstanding and shall become authorized but unissued shares of Special Voting Stock, and the former holder or holders thereof shall have no further rights (hereunder or otherwise) with respect to such shares. Any shares of Special Voting Stock that are cancelled in accordance with the preceding sentence may be issued by the Corporation as shares of Special Voting Stock in accordance with the applicable provision of the charter.

Section 6.3.5  Liquidation, Dissolution or Winding Up.  The holders of shares of Special Voting Stock shall not be entitled to any distribution rights or any other rights to receive any property upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation.

Section 6.3.6.  Redemption.  The shares of Special Voting Stock shall not be redeemable by the Corporation. Notwithstanding the foregoing, if at any time any limited partner of the Operating Partnership elects to redeem any Paired Common Unit pursuant to Section 8.6 of the Partnership Agreement and the Corporation exercises its rights under Section 8.6.B of the Partnership Agreement to acquire any or all of such Paired Common Units in exchange for shares of Common Stock, then upon the acquisition by the Corporation of any such Paired Common Units in exchange for shares of Common Stock in accordance with the terms and conditions of the Partnership Agreement, the shares of Special Voting Stock paired with the Paired Common Units so acquired shall become authorized but unissued shares of Special Voting Stock as contemplated by Section 6.3.4 above, and thereafter the former holders thereof shall have no further rights (hereunder or otherwise) with respect to such shares.

Section 6.3.7  Certain Business Combinations Involving the Operating Partnership.  In the event that the Operating Partnership is party to any consolidation, merger, combination or other transaction pursuant to which the Paired Common Units are converted or changed into or exchanged for stock and/or other securities of any other entity and/or cash or any other property, then in any such case the shares of Special Voting Stock paired with such Paired Common Units shall be cancelled and extinguished at and as of the effective time of such transaction without any consideration therefor (except for the consideration, if any, provided for in the agreement with

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respect to such transaction), and thereafter the former holders of such shares of Special Voting Stock shall have no further rights (hereunder or otherwise) with respect to such cancelled and extinguished shares.

Section 6.3.8  Amendment.  The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Special Voting Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Special Voting Stock, voting separately as a class.

Section 6.3.9  Fractional Shares.  Special Voting Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights and to have the benefit of all other rights of holders of Special Voting Stock.

Section 6.4  Preferred Stock.  The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 6.5  Classified or Reclassified Shares.  Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document filed with the SDAT.

Section 6.6  Charter and Bylaws.  All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1  Definitions.  For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit.  The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8% in value of the aggregate of the outstanding shares of Stock. The value of the outstanding shares of Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Stock by a Person, whether the interest in the shares of Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

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Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit.  The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Stock by a Person, whether the interest in the shares of Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder.  The term “Excepted Holder” shall mean any stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, as it relates to any Excepted Holder, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Individual.  The term “Individual” shall mean any person that is treated as an individual for purposes of Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code.

Initial Date.  The term “Initial Date” shall mean the date upon which the Articles of Amendment and Restatement containing this Article VII are filed with the SDAT.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Stock, the Closing Price for such Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading or, if such Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Stock selected by the Board of Directors of

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the Corporation or, in the event that no trading price is available for such Stock, the fair market value of the Stock, as determined in good faith by the Board of Directors of the Corporation.

Non-U.S. Person.  The term “Non-U.S. Person” shall mean a Person other than a U.S. Person.

NYSE.  The term “NYSE” shall mean the New York Stock Exchange.

Person.  The term “Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2, would Beneficially Own or Constructively Own shares of Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Stock.  The term “Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock, Special Voting Stock and Preferred Stock.

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Stock or the right to vote or receive dividends on Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Stock or any interest in Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust.  The term “Trust” shall mean any trust provided for in Section 7.3.1.

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Trustee.  The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

U.S. Person.  The term “U.S. Person” shall mean (a) a citizen or resident of the United States, (b) a partnership or corporation formed or organized under the laws of the United States or any state therein (including the District of Columbia), (c) any estate or trust (other than a foreign estate or foreign trust within the meaning of Section 7701(a)(31) of the Code) or (d) any other Person that is a U.S. person for federal income tax purposes.

Section 7.2  Stock.

Section 7.2.1  Ownership Limitations.  Subject to Section 7.4 and except as provided in Section 7.2.7, during the period commencing on the Initial Date and continuing until the Restriction Termination Date:

(a)  Basic Restrictions.

(i)            (1) No Individual, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Stock in excess of the Aggregate Stock Ownership Limit, (2) no Individual, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)           No Person shall Beneficially Own shares of Stock to the extent that such Beneficial Ownership of Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)          Subject to Section 7.4, notwithstanding any other provisions contained herein, any Transfer of shares of Stock or other event that, if effective, would result in the Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code (but without reference to the rules of attribution under Section 544 of the Code)) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock.

(iv)          No Person shall Beneficially Own or Constructively Own shares of Stock to the extent that such Beneficial Ownership or Constructive Ownership of Stock would result in Non-U.S. Persons directly or indirectly owning shares of Stock the fair market value of which would comprise 50% or more of the fair market value of the issued and outstanding shares of Stock.

(b)  Transfer in Trust.  If any Transfer of shares of Stock or other event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning, in violation of Section 7.2.1(a)(i), or Beneficially Owning, in violation of Section 7.2.1(a)(ii), or directly or indirectly owning, in violation of Section 7.2.1(a)(iv), shares of Stock,

(i)            then that number of shares of Stock the Beneficial or Constructive Ownership, or direct or indirect ownership, of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii) or (iv) (rounded to the nearest whole share) shall be automatically

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transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Person shall acquire no rights in such shares; or

(ii)           if the transfer to the Trust described in clause (i) of this Section 7.2.1(b) would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii) or (iv), then the Transfer of that number of shares of Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock.

Section 7.2.2  Remedies for Breach.  If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4  Owners Required To Provide Information.  From the Initial Date and prior to the Restriction Termination Date:

(a)           every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b)           each Person who is a Beneficial or Constructive Owner of Stock and each Person (including the stockholder of record) who is holding Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

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Section 7.2.5  Remedies Not Limited.  Subject to Section 5.7 of the Charter, nothing contained in this Article VII shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 7.2.6  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial or Constructive Ownership, or direct or indirect ownership, of Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Stock based upon the relative number of the shares of Stock held by each such Person.

Section 7.2.7  Exceptions.

(a)           Subject to Section 7.2.1(a)(ii), (iii) and (iv), the Board of Directors of the Corporation, in its sole discretion, may exempt (prospectively or retroactively) an Individual from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Individual if:

(i)            the Board of Directors obtains such representations and undertakings from such Individual as are reasonably necessary to ascertain that no Person’s Beneficial or Constructive Ownership of such shares of Stock will violate Section 7.2.1(a)(ii), (iii) or (iv) and that any such exception will not cause the Corporation to fail to qualify as a REIT under the Code;

(ii)           such Individual does not and represents that he or she will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Individual as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii)          such Individual agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3. If the Board of Directors of the Corporation establishes or increases an Excepted Holder Limit for one or more Individuals under this Section, it may reasonably determine that a correlative downward adjustment to the Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit should be made.

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(b)           Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)           The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 7.2.8  Increase in Aggregate Stock Ownership and Common Stock Ownership Limits.  Subject to Section 7.2.1(a)(ii), (iii) and (iv), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Individuals and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Individuals; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Individual whose percentage ownership in Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Individual’s percentage of Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of Stock in excess of such percentage ownership of Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Individuals to Beneficially Own more than 49.9% in value of the outstanding Stock.

Section 7.2.9  Legend.  Each certificate for shares of Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Individual may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Individual may Beneficially or Constructively Own shares of Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Stock of the Corporation, unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person shall Beneficially Own or Constructively Own shares of Stock to the extent that such Beneficial Ownership or Constructive Ownership of Stock would result in Non-U.S. Persons directly or indirectly owning shares of Stock the fair market value of which would comprise 50% or more of the fair market value of the issued and outstanding shares of Stock; and (v) no Person may Transfer shares of Stock if such Transfer would result in the Stock of the

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Corporation being beneficially owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns, or directly or indirectly owns, or attempts to Beneficially or Constructively Own, or directly or indirectly own, shares of Stock which causes or will cause a Person to Beneficially or Constructively Own, or directly or indirectly own, shares of Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership (excluding (v) above) are violated, the shares of Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3  Transfer of Stock in Trust.

Section 7.3.1  Ownership in Trust.  Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Stock to a Trust, such shares of Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2  Status of Shares Held by the Trustee.  Shares of Stock held by the Trustee shall be issued and outstanding shares of Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3  Dividend and Voting Rights.  The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Stock have been transferred to the Trustee and (ii) to recast

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such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4  Sale of Shares by Trustee.  Within 20 days of receiving notice from the Corporation that shares of Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5  Purchase Right in Stock Transferred to the Trustee.  Shares of Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reductions to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6  Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each

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such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4  NYSE Transactions.  Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5  Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6  Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.7  Severability.  If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then a Prohibited Owner may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares of Stock that resulted in such Prohibited Owner Beneficially Owning or Constructively Owning, or directly or indirectly owning, shares of Stock in violation of Section 7.2.1(a)(i), (ii) or (iv) and to hold such shares of Stock on behalf of the Corporation and the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Any amendment to Section 5.8 or to this sentence of the charter shall be valid only if approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD:  The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH:  The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

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FIFTH:  The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH:  The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 110,000,000, consisting of 90,000,000 shares of Common Stock, $.01 par value per share, 10,000,000 shares of Special Voting Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all shares of stock having par value was $1,100,000.

EIGHTH:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 120,000,000, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, 10,000,000 shares of Special Voting Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,200,000.

NINTH:  The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[signatures on next page]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 16th day of February, 2004.

ATTEST:		AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ SCOTT L. GESELL	By:	/s/ GEORGE MCGEENEY	(SEAL)
Name:	Scott L. Gesell	Name:	George McGeeney
Title:	Secretary	Title:	President

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AFFORDABLE RESIDENTIAL COMMUNITIES INC.

Articles Supplementary

Series A Cumulative Redeemable

Preferred Stock

Affordable Residential Communities Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Article VI of the Charter of the Corporation (the “Charter”), the Board of Directors by duly adopted resolutions classified and designated 5,750,000 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of 8.25% Series A Cumulative Redeemable Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

Series A Cumulative Redeemable Preferred Stock

(1)           Designation and Number. A series of Preferred Stock, designated the “8.25% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of the Series A Preferred Stock shall be 5,750,000.

(2)           Rank. The Series A Preferred Stock shall, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter) and any other class or series of stock of the Corporation if the holders of the Series A Preferred Stock are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (the “Junior Stock”); (b) on a parity with any class or series of stock of the Corporation if the holders of such class or series of stock and the Series A Preferred Stock are entitled to receive dividends and amounts distributable upon the liquidation, dissolution or winding up of the Corporation in proportion to their respective amounts of accumulated, accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the “Parity Stock”); and (c) junior to any class or series of stock of the Corporation if the holders of such class or series are entitled to receive dividends and amounts distributable upon the liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series A Preferred Stock (the “Senior Stock”).

(3)           Dividends.

(a)           Subject to the preferential rights of holders of any class or series of Senior Stock, holders of the Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cash dividends at the rate of 8.25% per annum of the $25.00 liquidation preference (equivalent to a fixed annual rate of $2.0625 per share). Such dividends shall be cumulative from the first date on which any Series A Preferred Stock is issued (the “Original Issue Date”) and shall be payable quarterly in arrears on or before the 30th day of each April, July, October and January of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). Any dividend payable on the Series A Preferred Stock for any partial dividend period shall be computed ratably on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable in arrears to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date (the “Dividend Record Date”) not less than 15 nor more than 45 days preceding the applicable Dividend Payment Date. The term “business day” shall mean any day, other than Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is or is declared a national or a New York state holiday.

(b)           Holders of the Series A Preferred Stock shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock.

(c)           No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(d)           Holders of shares of the Series A Preferred Stock issued after February 18, 2004 shall become entitled to receive dividends payable with respect to any record date subsequent to the date of issuance of such shares.

(e)           When dividends are not paid in full upon the Series A Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series A Preferred Stock and any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Parity Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Stock does not have a cumulative dividend). Except as set forth in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment for all past dividend periods and the then current dividend period, no dividends may be authorized, declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Corporation with respect to any shares of Parity Stock.

(f)            Unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series A Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods and the then current dividend period, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be authorized, declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property may be authorized, declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock.

(g)           Notwithstanding the foregoing provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a qualified real estate investment trust (“REIT”) under Section 856 of the Code (as defined in the Charter).

(4)           Liquidation Preference.

(a)           Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution by the Corporation shall be made to or set apart for the holders of any shares of Junior Stock, the holders of shares of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation that are legally available for distribution to the stockholders, a liquidation preference of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or

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not earned or declared) to and including the date of payment. Until the holders of the Series A Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation distributions to which they are entitled, the holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(b)           Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(c)           Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Stock shall not be entitled to share therein.

(d)           The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale or transfer of all or substantially all of the assets or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(e)           In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

(5)           Redemption.

(a)           The Series A Preferred Stock is not redeemable prior to February 18, 2009. However, in order to ensure that the Corporation remains a qualified REIT for Federal income tax purposes, the Series A Preferred Stock shall be subject to the provisions of Article VII of the Charter. Pursuant to Article VII of the Charter, and without limitation of any provisions of such Article VII, the Series A Preferred Stock, together with all other Stock (as defined in the Charter), owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in the Charter) will automatically be transferred to a Trust (as defined in the Charter) for the benefit of a Charitable Beneficiary (as defined in the Charter) and the Corporation shall have the right to purchase such transferred shares from the Trust. On and after February 18, 2009, the Corporation may, at its option, redeem shares of the Series A Preferred Stock, in whole or from time to time,

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in part, for cash at a redemption price of $25.00 per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption (the “Redemption Date”).

(b)           In the event of a redemption of shares of the Series A Preferred Stock, if the Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

(c)           The Redemption Date shall be selected by the Corporation and shall be not less than 30 days nor more than 60 days after the date on which the Corporation sends the notice of redemption.

(d)           If full cumulative dividends on all outstanding shares of the Series A Preferred Stock have not been paid or declared and set apart for payment, no shares of the Series A Preferred Stock may be redeemed unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and neither the Corporation nor any of its affiliates may purchase or acquire shares of the Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock.

(e)           If fewer than all of the outstanding shares of the Series A Preferred Stock is to be redeemed, the Corporation shall select those shares to be redeemed pro rata or by lot or in such manner as the Board of Directors may determine.

(f)            The Corporation shall give notice of redemption by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. The Corporation shall mail notice of redemption of the Series A Preferred Stock to each holder of record of the shares to be redeemed by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (1) the Redemption Date; (2) the number of shares of the Series A Preferred Stock to be redeemed in total and from such holder; (3) the place or places where certificates for the shares of the Series A Preferred Stock are to be surrendered for payment of the redemption price; (4) the redemption price payable on the Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described above; and (5) that dividends on the shares of the Series A Preferred Stock to be redeemed shall cease to accrue on such Redemption Date.

(g)           From and after the Redemption Date (unless the Corporation defaults in the payment of its redemption obligation), dividends on the shares of the Series A Preferred Stock to be redeemed shall cease to accumulate or accrue, the shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease, except the right to receive the cash payable upon such redemption without interest thereon. If the Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, each holder of the Series A Preferred Stock at the close of business on the record date shall have the right to receive the dividend payable on the Dividend Payment Date. Upon surrender in accordance with such notice of the certificates representing the Series A Preferred Stock (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by the Corporation. If fewer than all the shares

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represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(h)           Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of the Series A Preferred Stock in the open market, by tender or by private agreement.

(i)            The shares of the Series A Preferred Stock are subject to the provisions of Article VII of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Trust (as defined in the Charter). For this purpose, the Market Price of Series A Preferred Stock shall equal $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of redemption.

(j)            Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

(6)           Voting Rights.

(a)           Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth below. If and whenever dividends on any shares of the Series A Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the Board of Directors shall be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the “Voting Preferred Stock”), and the holders of shares of the Series A Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to vote for the election of the two additional directors of the Corporation, or fill any vacancy, at any annual meeting of stockholders or at a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock called for that purpose. The Corporation must call such special meeting upon the request of holders of at least 20% of the shares of the Series A Preferred Stock then outstanding. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next annual meeting of stockholders, and the holders of all classes of outstanding Voting Preferred Stock are offered the opportunity to elect such directors, or fill any vacancy, at such annual meeting of stockholders. Directors so elected shall serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. If, prior to the end of the term of any director so elected, a vacancy in the office of such director shall occur, during the continuance of a default in dividends on the Series A Preferred Stock and/or Voting Preferred Stock, by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term of such former director by the election of a new director by the remaining director or directors so elected. If and whenever dividends in arrears on outstanding shares of the Series A Preferred Stock and any other shares of Voting Preferred Stock have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and of such other Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(b)           The affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of the Series A Preferred Stock and the holders of all other

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classes or series of Parity Stock entitled to vote on such matters, voting as a single class, shall be required to (i) authorize, create, increase the authorized amount of or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or reclassify any of the outstanding Parity Stock or Junior Stock into shares of such Senior Stock, or (ii) amend, alter or repeal any provision of the Charter or Bylaws, whether by merger, consolidation or otherwise, if such action would materially adversely affect the rights, preferences, privileges, or voting powers of the Series A Preferred Stock; provided, however, that no such vote of the holders of the Series A Preferred Stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of the Series A Preferred Stock; provided further, however, with respect to the occurrence of any event set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of the Series A Preferred Stock and, provided further, that any increase in the amount of the authorized Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially adversely affect such rights, preferences, privileges or voting powers.

For the purposes of the foregoing provisions, each share of the Series A Preferred Stock shall have one vote per share, except that when any other class or series of Preferred Stock shall have the right to vote with the Series A Preferred Stock as a single series, then the Series A Preferred Stock and such other class or series shall have one quarter of one vote per each $25.00 of stated liquidation preference.

(7)                                 Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

SECOND:  The shares of Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH:  The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 16th day of February, 2004.

ATTEST:		AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell	By:	/s/ George McGeeney
	Name: Scott L. Gesell		Name: George McGeeney
	Title: Secretary		Title: President

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AFFORDABLE RESIDENTIAL COMMUNITIES INC.

CERTIFICATE OF NOTICE

THIS IS TO CERTIFY THAT:

FIRST: The Board of Directors of Affordable Residential Communities Inc., a Maryland corporation (the “Corporation”), pursuant to Section 7.2.8 of the charter of the Corporation (the “Charter”), has (a) increased the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit (each as defined in the Charter) to 19.9% for one Individual (as defined in the Charter) and any entities owned or controlled by such Individual and any directors or executive officers of any such entities owned or controlled by such Individual and (b) decreased the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit to 7.3% for all other Individuals.

SECOND: The undersigned Chief Executive Officer acknowledges this Certificate of Notice to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Notice to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 6th day of June, 2005.

ATTEST:		AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell	By:	/s/ Scott D. Jackson	(SEAL)
Name:	Scott L. Gesell	Name:	Scott D. Jackson
Title:	Secretary	Title:	Chief Executive Officer

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

ARTICLES OF AMENDMENT

Affordable Residential Communities Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by deleting therefrom Section 5.7 and inserting in lieu thereof the following Section 5.7:

Section 5.7      Reserved.

SECOND: The charter of the Corporation is hereby amended by deleting therefrom Article VII and inserting in lieu thereof the following Article VII:

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1      Definitions. For purposes of this Article VII, the following terms shall have the following meanings:

Agent. The term “Agent” shall mean an agent designated by the Board of Directors of the Corporation.

Corporation Securities. The term “Corporation Securities” shall mean (a) shares of Common Stock, (b) shares of Special Voting Stock, (c) shares of Preferred Stock, (d) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation and (e) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

Effective Date. The term “Effective Date” shall mean the date of filing of this amendment.

Excess Securities. The term “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

Five-Percent Shareholder. The term “Five-Percent Shareholder” shall mean a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g).

NYSE. The term “NYSE”shall mean the New York Stock Exchange.

Percentage Stock Ownership. The term “Percentage Stock Ownership” shall mean percentage stock ownership as determined in accordance with Treasury Regulation Sections 1.382-2T(g),(h), (j) and (k).

Person. The term “Person” shall mean an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization.

Prohibited Distributions. The term “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

Prohibited Transfer. The term “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VII.

Purported Transferee. The term “Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

Restriction Release Date. The term “Restriction Release Date” shall mean the earliest of (a) the repeal of Section 382 of the Code (and any comparable successor provision), (b) the date on which the Board of Directors determines that no Tax Benefits may be carried forward to the taxable year of the Corporation (or any successor thereof) in which such determination is made and does not project material Tax Benefits for subsequent years or (c) the Board of Directors determines that the restrictions contained in this Article VII are no longer in the bests interests of the Corporation.

Section 501(c)(3). The term “Section 501(c)(3)” shall mean Section 501(c)(3) of the Code (or any comparable successor provision).

Tax Benefits. The term “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

Transfer. The term “Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition.  A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation.  A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

Treasury Regulation. The term “Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations.  References to any subsection of such regulations include references to any successor subsection thereof.

Section 7.2      Restrictions on Transfer. Subject to Section 7.3, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or group of Persons shall become a Five-Percent Shareholder, or (b) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased.  Notwithstanding the foregoing, nothing in this Article VII shall prevent a Person from Transferring Corporation Securities to any Person to the extent that such Transfer, if effective, would cause an increase in the Percentage Stock Ownership of a public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) of any successor regulation.

Section 7.3      Certain Exceptions. The restrictions set forth in Section 7.2 of this Article VII shall not apply to (a) an attempted Transfer of Common Stock by Gerald J. Ford or his Affiliates or Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) unless such Transfer would result in Gerald J. Ford and his Affiliates and Associates becoming an owner of more than 21% of the shares of Common Stock then outstanding for purposes of Section 382 of the Code or (b) an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in the sole discretion of the Board of Directors and may be granted prospectively or retroactively.  As a condition to granting its approval, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

Section 7.4      Treatment of Excess Securities.

(a)           No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of Excess Securities.  Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be

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entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any.  Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities.

(b)           If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent.  The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (over the NYSE or another national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities.  If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 7.4(c) of this Article VII if the Agent rather than the Purported Transferee had resold the Excess Securities.

(c)           The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows:  (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the lesser of (A) the amount paid by the Purported Transferee for the Excess Securities or (B) the fair market value of the Excess Securities at the time of the attempted Transfer (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Transfer, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Transfer or, if none, on the last preceding day for which such quotations exist or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, and (iii) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors.  The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of the preceding sentence.  In no event shall the proceeds of any sale of Excess Securities pursuant to this Article VII inure to the benefit of the Corporation.

Section 7.5      Board Determinations. The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article VII, including, without limitation: (a) the identification of Five-Percent Shareholders; (b) whether a Transfer is a Prohibited Transfer; (c) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (d) whether an instrument constitutes a Corporation Security; (e) the amount (or fair market value) due to a Purported Transferee pursuant to clause 7.4(c)(ii) of this Article VII;

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(f) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article VII is no longer required; (g) in the case of an ambiguity in the application of any of the provisions of this Article VII or otherwise, the application of the provisions of this Article VII with respect to any situation; and (h) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VII.

Section 7.6      NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.7      Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.8      Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.9      Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article VII shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such purported transfer on the preservation and usage of the Tax Benefits.

Section 7.10    Bylaws. The Bylaws may make appropriate provisions to effectuate the requirements of this Article VII.

Section 7.11    Certificates. All certificates representing Corporation Securities issued after the effectiveness of this Article VII shall bear a conspicuous legend summarizing the restrictions set forth in this Article VII.

THIRD: The amendment to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President, and attested to by its Corporate Secretary, on this 23rd day of January, 2007.

ATTEST:	AFFORDABLE RESIDENTIAL COMMUNITIES INC.

/s/ Scott L. Gesell	By:	/s/ James F. Kimsey	(SEAL)
Name: Scott L. Gesell		Name: James F. Kimsey
Title: Corporate Secretary		Title: President

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AFFORDABLE RESIDENTIAL COMMUNITIES INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Affordable Residential Communities Inc., a Maryland corporation (the “Corporation”), is hereby amended by deleting existing Article II in its entirety and substituting in lieu thereof a new article to read as follows:

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

Hilltop Holdings Inc.

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 31st day of July, 2007.

ATTEST:		AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gessell	By:	/s/ James F. Kimsey	(SEAL)
Name:	Scott L. Gesell	Name:	James F. Kimsey
Title:	Secretary	Title:	President

HILLTOP HOLDINGS INC.

CERTIFICATE OF NOTICE

THIS IS TO CERTIFY THAT:

FIRST: The Board of Directors of Hilltop Holdings Inc., a Maryland corporation (the “Corporation”), pursuant to Section 7.3 of the charter of the Corporation, has granted its approval for Gerald J. Ford or his Affiliates or Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) to become an owner of up to 30% of the shares of Common Stock, $.01 par value per share, of the Corporation then outstanding for purposes of Section 382 of the Internal Revenue Code of 1986, as amended.

SECOND: The undersigned Chief Executive Officer acknowledges that this Certificate of Notice to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Notice to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 23rd day of September 2008.

ATTEST:		HILLTOP HOLDINGS INC.

By:	/s/ COREY G. PRESTIDGE	By:	/s/ LARRY D. WILLARD	(SEAL)
Name:	Corey G. Prestidge	Name:	Larry D. Willard
Title:	Secretary	Title:	Chief Executive Officer

HILLTOP HOLDINGS INC.

ARTICLES SUPPLEMENTARY

Hilltop Holdings Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Section 6.4 of Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on November 4, 2010, reclassified and designated 750,000 authorized but unissued shares of the Corporation’s 8.25% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (the “Shares”), as authorized but unissued shares of the Corporation’s Preferred Stock, $.01 par value per share (the “Preferred Stock”).

SECOND:  A description of the Preferred Stock is contained in Section 6.4 of Article VI of the Charter.

THIRD:  The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH:  The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[signatures on next page]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and President, and attested to by its Secretary, on this 15th day of December 2010.

ATTEST:	HILLTOP HOLDINGS INC.

/s/ COREY G. PRESTIDGE	By:	/s/ JEREMY B. FORD	(SEAL)
Name: Corey G. Prestidge	Name:	Jeremy B. Ford
Title: Secretary	Title:	Chief Executive Officer and President

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ARTICLES SUPPLEMENTARY
NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B
OF
HILLTOP HOLDINGS INC.

Hilltop Holdings Inc., a Maryland corporation (the “Issuer”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the Charter of the Issuer (the “Charter”), the Board of Directors by duly adopted resolutions classified and designated 114,068 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of Non-Cumulative Perpetual Preferred Stock, Series B, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

Non-Cumulative Perpetual Preferred Stock, Series B

Part 1.  Designation and Number of Shares.  A series of Preferred Stock, designated the “Non-Cumulative Perpetual Preferred Stock, Series B” (the “Designated Preferred Stock”) is hereby established.  The number of shares of the Designated Preferred Stock shall be 114,068.

Part 2.  Standard Provisions.  The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of these Articles Supplementary to the same extent as if such provisions had been set forth in full herein.

Part 3.  Definitions.  The following terms are used in these Articles Supplementary (including the Standard Provisions in Schedule A hereto) as defined below:

(a)           “Common Stock” means the Common Stock, par value $0.01 per share of the Issuer.

(b)           “Definitive Agreement” means that certain Securities Purchase Agreement by and between PlainsCapital and Treasury, dated as of September 27, 2011.

(c)           “PlainsCapital” means PlainsCapital Corporation, a corporation organized and existing under the laws of the State of Texas.

(d)           “Junior Stock” means the Common Stock and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(e)           “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(f)            “Minimum Amount” means (i) $28,517,000 or (ii) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (i).

(g)           “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(h)           “PCC Signing Date” means September 27, 2011.

(i)            “Treasury” means the United States Department of the Treasury and any successor in interest thereto.

Part 4.  Certain Voting Matters.  Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

SECOND: The shares of Designated Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner by and by the vote required by law.

FOURTH: The undersigned Chief Executive Officer of the Issuer acknowledges these Articles Supplementary to be the corporate act of the Issuer and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Issuer has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 29th day of November, 2012.

ATTEST:		HILLTOP HOLDINGS INC.

By:	/s/ Corey G. Prestidge	By:	/s/ Jeremy B. Ford	(SEAL)
	Corey G. Prestidge		Jeremy B. Ford
	Secretary		Chief Executive Officer

Schedule A

STANDARD PROVISIONS

Section 1.  General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Articles Supplementary.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer, as set forth below.

Section 2.  Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(a)           “Acquiror,” in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.

(b)           “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c)           “Applicable Dividend Rate” has the meaning set forth in Section 3(a).

(d)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e)           “Articles Supplementary” means the Articles Supplementary or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(f)            “Bank Holding Company” means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.

(g)           “Baseline” means the “Initial Small Business Lending Baseline” set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a).

(h)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(i)            “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(j)            “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(k)           “Call Report” has the meaning set forth in the Definitive Agreement.

(l)            “Charge-Offs” means the sum of (A) the net amount of loans charged off by PlainsCapital Bank, a Texas state-chartered bank, during quarters that begin on or after the PCC Signing Date and end on or before the Merger Closing Date, and (B) the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that end after the Merger Closing Date, in each case determined as follows:

(i)            with respect to PlainsCapital Bank, or if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or

(ii)           if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(m)          “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(n)           “CPP Lending Incentive Fee” has the meaning set forth in Section 3(e).

(o)           “Current Period” has the meaning set forth in Section 3(a)(i)(2).

(p)           “Dividend Payment Date” means January 1, April 1, July 1, and October 1 of each year.

(q)           “Dividend Period” means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; provided, however, that the initial Dividend Period shall be the period from and including October 1, 2012 to, but excluding, the next Dividend Payment Date (the “Initial Dividend Period”).

(r)            “Dividend Record Date” has the meaning set forth in Section 3(b).

(s)            “Dividend Reference Period” has the meaning set forth in Section 3(a)(i)(2).

(t)            “GAAP” means generally accepted accounting principles in the United States.

(u)           “Holding Company Preferred Stock” has the meaning set forth in Section 7(c)(v).

(v)           “Holding Company Transaction” means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of GAAP, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer’s subsidiaries;  provided  that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.

(w)          “IDI Subsidiary” means any Issuer Subsidiary that is an insured depository institution.

(x)           “Increase in QSBL” means, with respect to each Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period.

(y)           “Initial Dividend Period” has the meaning set forth in the definition of “Dividend Period.”

(z)           “Issuer Subsidiary” means any subsidiary of the Issuer.

(aa)         “Liquidation Preference” has the meaning set forth in Section 4(a).

(bb)         “Merger Closing Date” means November 30, 2012.

(cc)         “Non-Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1).

(dd)         “Original Issue Date” means the date on which the shares of PlainsCapital Preferred Stock were first issued.

(ee)         “Percentage Change in QSBL” has the meaning set forth in Section 3(a)(ii).

(ff)          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg)         “PlainsCapital Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series C, of PlainsCapital.

(hh)         “Preferred Director” has the meaning set forth in Section 7(c).

(ii)           “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(jj)           “Previously Acquired Preferred Shares” has the meaning set forth in the Definitive Agreement.

(kk)         “Private Capital” means, if the Issuer is Matching Private Investment Supported (as defined in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section 1.3(m) of the Definitive Agreement.

(ll)           “Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

(mm)      “Qualified Small Business Lending” or “QSBL” means, with respect to any particular Dividend Period, the “Quarter-End Adjusted Qualified Small Business Lending” for such Dividend Period set forth in the applicable Supplemental Report.

(nn)         “Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock.

(oo)         “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. §1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder.

(pp)         “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer’s most recent consolidated financial statements prior to the Merger Closing Date resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(qq)         “Signing Date Tier 1 Capital Amount” means $390,780,000.

(rr)           “Standard Provisions” mean these Standard Provisions that form a part of the Articles Supplementary relating to the Designated Preferred Stock.

(ss)          “Supplemental Report” means a Supplemental Report delivered by (A) PlainsCapital, if the ending date of the period covered by the Supplemental Report is on or before the Merger Closing Date, and (B) the Issuer, if the ending date of the period covered by the Supplemental Report is after the Merger Closing Date, in each case to Treasury pursuant to the Definitive Agreement.

(tt)           “Tier 1 Dividend Threshold” means, as of any particular date, the result of the following formula:

(( A + B – C ) * 0.9 ) – D
where:

A  =         Signing Date Tier 1 Capital Amount;

B  =                          the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury;

C  =                          the aggregate amount of Charge-Offs; and

D  =                          (i) beginning on the first day of the sixth (6th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Merger Closing Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for every one percent (1%) of positive Percentage Change in Qualified Small Business Lending between the fourth (4th) Dividend Period and the Baseline; and

(ii) zero (0) at all other times.

(uu)         “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Articles Supplementary, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.  Dividends.

(a)           Rate.

(i)    The “Applicable Dividend Rate” shall be determined as follows:

(1)                                 With respect to each Dividend Period through the fifth (5th) Dividend Period, inclusive (in each case, the “Current Period”), the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column “A” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (provided, that for purposes of the Initial Dividend Period and the second (2nd) Dividend Period, the Dividend Period that was two Dividend Periods prior to the Current Period shall be deemed to refer to the applicable

Dividend Period with respect to the PlainsCapital Preferred Stock) (the “Dividend Reference Period”) and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage.

In each such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period.

(2)                                 With respect to the sixth (6th) through the thirteenth (13th) Dividend Periods, inclusive, and that portion of the fourteenth (14th) Dividend Period prior to, but not including, the four and one half (4 1/2) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column “B” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the fourth (4th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the fourth (4th) Dividend Period; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage, calculated as of the last day of the fourth (4th) Dividend Period.

In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the fourth (4th) Dividend Period.

(3)                                 With respect to (A) that portion of the fourteenth (14th) Dividend Period beginning on the four and one-half (4 1/2) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%).

(4)                                 Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the Dividend Periods through the fifth (5th) Dividend Period on or before the sixtieth (60th) day of such Dividend Period, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes hereof.

(5)                                 Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(4) above, if the Issuer fails to submit the Supplemental Report that is due during the fifth (5th) Dividend Period, the Issuer’s QSBL shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(2) and (3).  The Applicable Dividend Rate shall be re-determined effective as of the first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (4 1/2) year anniversary of the Original Issue Date.

(6)                                 Notwithstanding anything herein to the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1(d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer’s QSBL shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(2) or (3) above until such failure is remedied.

(ii)   The “Percentage Change in Qualified Lending” between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage:

(	(QSBL for the Dividend Period – Baseline))	x 100
Baseline

(iii)  The following table shall be used for determining the Applicable Dividend Rate:

	The Applicable Dividend Rate shall be:
	Column “A”	Column “B”
If the Percentage Change in Qualified Lending is:	(each of the first 5 Dividend Periods)	(6th – 13th, and the first part of the 14th Dividend Periods)
0% or less	5%	7%
More than 0%, but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%
7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%

(iv)  If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the “Quarter-End Adjusted Small Business Lending Baseline” set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement).

(b)           Payment.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period at a rate equal to one-fourth (1/4) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  For avoidance of doubt, “payable quarterly in arrears” means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period.

The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Articles Supplementary).

(c)           Non-Cumulative.  Dividends on shares of Designated Preferred Stock shall be non-cumulative.  If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period:

(i)    the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and

(ii)   the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors’ rationale for not declaring dividends.

(d)           Priority of Dividends; Restrictions on Dividends.

(i)    Subject to Sections 3(d)(ii), (iii) and (v) and any restrictions imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

(ii)   If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound.

(iii)  When dividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors’ duties under applicable law.

(iv)  Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

(v)   If the Issuer is not Publicly-Traded, then after September 27, 2021, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock.

(e)           Special Lending Incentive Fee Related to CPP.  If the Issuer’s Supplemental Report with respect to the fourth (4th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a

Supplemental Report with respect to the fourth (4th) Dividend Period), then beginning on January 1, 2014 and on all Dividend Payment Dates thereafter ending on April 1, 2016, the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock (“CPP Lending Incentive Fee”).  All references in Section 3(d) to “dividends” on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee.

Section 4.  Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(b)           Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Is Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.  Redemption.

(a)           Optional Redemption.

(i)    Subject to the other provisions of this Section 5:

(1)                                 The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and

(2)                                 If, after the PCC Signing Date, there is a change in law that modifies the terms of Treasury’s investment in the Designated Preferred Stock or the terms of Treasury’s Small Business Lending Fund program in a materially adverse respect for the Issuer, the Issuer may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding.

(ii)   The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of:

(1)                                 the Liquidation Amount per share,

(2)                                 the per-share amount of any unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period); and

(3)                                 the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period.

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent.  Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)           Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f)            Status of Redeemed Shares.  Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6.  Conversion.  Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7.  Voting Rights.

(a)           General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Board Observation Rights.  Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; provided, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited.  The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(c)           Preferred Stock Directors.  Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d)           Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating:

(i)    Authorization of Senior Stock.  Any amendment or alteration of the Articles Supplementary for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii)   Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of the Articles Supplementary for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

(iii)  Share Exchanges, Reclassifications, Mergers and Consolidations.  Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent;

(iv)  Certain Asset Sales.  Any sale of all, substantially all, or any material portion of, the assets of the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and

(v)   Holding Company Transactions.  Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the “Holding Company Preferred Stock”).  Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Merger Closing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(e)           Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(f)            Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.  Restriction on Redemptions and Repurchases.

(a)           Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).

(b)           If a dividend is not declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or acquire any shares of Common Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into, if by PlainsCapital and assumed by an Issuer Subsidiary at the Merger Closing Date, prior to the PCC Signing Date, or otherwise, prior to the Merger Closing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered prior to, if such Issuer Subsidiary was a subsidiary of PlainsCapital immediately prior to the Merger Closing Date, December 19, 2008, or otherwise, the Merger Closing Date).

(c)           If the Issuer is not Publicly-Traded, then after September 27, 2021, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries.

Section 9.  No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10.  References to Line Items of Supplemental Reports.  If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement, and any such modification includes a change to the caption or number of any line item on the

Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

Section 11.  Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 12.  Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles Supplementary, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 13.  Replacement Certificates.  The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer.  The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 14.  Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

HILLTOP HOLDINGS INC.

ARTICLES SUPPLEMENTARY

Hilltop Holdings Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST:  Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the “Board”), the Corporation elects, notwithstanding any provision in its charter or bylaws to the contrary, to be subject to Section 3-804(b) of the MGCL, the repeal of which may be effected only by a resolution adopted by the Board.

SECOND:  The election to become subject to Section 3-804(b) of the MGCL has been approved by the Board in the manner and by the vote required by law.

THIRD:  The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested by its General Counsel and Secretary on this 29th day of November, 2012.

ATTEST:	HILLTOP HOLDINGS INC.

/s/ Corey G. Prestidge	By:	/s/ Jeremy B. Ford	(SEAL)
Corey G. Prestidge		Jeremy B. Ford
General Counsel and Secretary		Chief Executive Officer

2

HILLTOP HOLDINGS INC.

ARTICLES OF AMENDMENT

Hilltop Holdings Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in their entirety the first two sentences of Section 6.1 of Article VI and inserting in lieu thereof two new sentences to read as follows:

“The Corporation has authority to issue 145,000,000 shares of stock, consisting of 125,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), 10,000,000 shares of Special Voting Stock, $.01 par value per share (“Special Voting Stock”), and 10,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).  The aggregate par value of all authorized shares of stock having par value is $1,450,000.”

SECOND:  The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 120,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, 10,000,000 shares of Special Voting Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share, of which 200,000 were classified as Series B Junior Participating Preferred Stock and 114,068 were classified as Non-Cumulative Perpetual Preferred Stock, Series B.  The aggregate par value of all authorized shares of stock having par value was $1,200,000.

THIRD:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 145,000,000 shares of stock, consisting of 125,000,000 shares of Common Stock, $.01 par value per share, 10,000,000 shares of Special Voting Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share, of which 200,000 are classified as Series B Junior Participating Preferred Stock and 114,068 are classified as Non-Cumulative Perpetual Preferred Stock, Series B.  The aggregate par value of all authorized shares of stock having par value is $1,450,000.

FOURTH:  The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH:  The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

SIXTH:  The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath,

the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 31st day of March, 2014.

ATTEST:		HILLTOP HOLDINGS INC.

/s/ Corey G. Prestidge		By:	/s/ Jeremy B. Ford	(SEAL)
Name:	Corey G. Prestidge		Name:	Jeremy B. Ford
Title:	Secretary		Title:	President and Chief Executive Officer